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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANTS
                        ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-05439) of Infinium Software, Inc. of our report dated November 23, 1999 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation of our report dated December 16, 1999 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Boston, Massachusetts
December 20, 1999